                                                                 Exhibit 10.2.15

===============================================================================



                         SUBLEASE TERMINATION AGREEMENT

                                    between

                     WAL-MART STORES EAST, INC., Sublessor

                                      and

                     D.I.Y. HOME WAREHOUSE, INC., Sublessee




                                Brook Park, Ohio
                                  Store #V6305

                                 _______, 2001



===============================================================================

                                BROOK PARK, OHIO
                                  STORE #V6305


                         SUBLEASE TERMINATION AGREEMENT
                         ------------------------------

      THIS SUBLEASE TERMINATION AGREEMENT ("Agreement") made this
_________________, 2001, between WAL-MART STORES EAST, INC., an Arkansas corporation, with an address of: 702 S. W. 8th St., Bentonville, AR 72716 (hereinafter "Sublessor" and "Wal-Mart") and D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation, with an address of 5811 Canal Road, Suite 180, Valleyview, OH 44125 (hereinafter "Sublessee"),

                              W I T N E S S E T H

      WHEREAS, Sublessor and Sublessee have entered into a Sublease Agreement dated November 25, 1992 ("Sublease"), affecting the following described real property:

            A ninety three thousand three hundred thirty six (93,366) square foot building space being part of the one hundred thirteen thousand (113,000) square foot building located on a tract of land situated in the City of BROOK PARK, County of CUYAHOGA, State of OHIO, with a physical address of 20600 Sheldon Road, which tract of land is legally described on Exhibit "A" as attached hereto and made a part hereof ("Premises") and as said ninety three thousand three hundred sixty six (93,366) square foot building space is outlined on Exhibit "B" attached hereto and made a part hereof (collectively referred to hereinafter as "Subleased Premises");

      WHEREAS, the Sublease is for a term to expire on November 30, 2005;

      WHEREAS, Wal-Mart and Sublease are desirous of terminating and canceling the Sublease as hereinafter provided;

      NOW THEREFORE, in consideration of the premises and the terms and conditions of this Agreement, Wal-Mart and Sublessee agree as follows:

1. The Sublease shall be terminated and canceled effective July 9, 2001, (the "Termination Date").

2. From and after the Termination Date, Wal-Mart and Sublessee shall have no further obligations and liabilities, one to the other, pursuant to the Sublease and the terms and conditions contained therein, except as is specifically provided for in this Agreement.

3. No later than the Termination Date, Sublessee shall turn over possession of the Premises to Sublessor in an "as-is, where-is, with all faults" condition, as of the date hereof with Sublessee's personal property removed therefrom.

4. Sublessee shall disconnect all utility services to the Premises effective as of the Termination Date. Sublessee agrees to reimburse Wal-Mart for any utility charges billed to Wal-Mart after the Termination Date plus a handling fee of ten percent (10%) after receipt therefor.

5. No later than the Termination Date Sublessee shall pay to Wal-Mart the sum of five hundred thousand and 00/100 dollars ($500,000.00) remitted in the form of federal wire transfer or check. Wal-Mart recognizes that this payment is consideration for the termination and cancellation of the Sublease and is full satisfaction of any other obligations of Sublessee under the Sublease.

6. Sublessee shall pay to Wal-Mart its pro-rata share of the 2001 real property taxes assessed against the Subleased Premises pursuant to the Sublease, pro-rated up to the Termination Date.

7. Both parties agree on behalf of themselves, their assigns, their successors in interest, and anyone holding any interest through them, that they fully release and discharge each other from any and all claims, demands, causes of action, suits and damages of each and every kind of nature whatsoever, actual or potential, past and present, known or unknown, arising out of or based upon, directly or indirectly, the Sublease or any rights or responsibilities accruing therefrom, as of the date this Agreement is executed.

8. Sublessee agrees that it, and all of its employees and agents, shall keep confidential the terms of this Agreement. The only information Sublessee may give another, upon inquiry, is that Sublessee and Wal-Mart have negotiated a termination of the Sublease. Sublessee specifically recognizes that it is important to Wal-Mart that any future negotiations it may have with other tenants or subtenants not be impacted by the terms of this arms length agreement, and therefore Sublessee shall not disclose any of the terms of this Agreement.

9. This Agreement may be executed in one or more counterparts, all parties need not be signatories to the same documents, and all counterpart-signed documents shall be deemed to be an original and one (1) instrument.

10. This Agreement contains the entire agreement of the parties. No oral or written communication between the parties and or their agent survives the execution of this Agreement. The parties have intentionally expressed each term of their agreement in this writing, and further agree that no modification or supplementation to this writing may be made by other than a subsequent written agreement, dated and executed by both parties.

11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                           (SIGNATURE PAGE TO FOLLOW)

     IN WITNESS WHEREOF, the parties hereto have signed their hands and seals as of the day and year first above written.


SUBLESSEE:

                                             D.I.Y. HOME WAREHOUSE, INC.
                                             AN OHIO CORPORATION
WITNESS OR ATTEST:


By: /s/ Millie Harnocz                       By: /s/ R. Scott Eynon
    ---------------------------------            -------------------------------
Print Name: MILLIE HARNOCZ                   Print Name: R. SCOTT EYNON
            -------------------------                    -----------------------
                                             Title: V.P. OPERATIONS
                                                    ----------------------------



SUBLESSOR:

ATTEST:                                      WAL-MART STORES EAST, INC.
                                             AN ARKANSAS CORPORATION

By: /s/ Michael W. Kersting                  By: /s/ J. Scott Greear
    ---------------------------------            -------------------------------
        Michael W. Kersting                          J. Scott Greear
        Assistant Secretary                          Director of Building
                                                     Development

                                  EXHIBIT "A"

                            Description of Premises
                            -----------------------

                                  EXHIBIT "B"

                                   Site Plan



                                  [Blueprint]